Exhibit 23.2

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-144102 and No. 333-156249) of Allied Nevada Gold Corp. (the “Company”) of our report dated March 16, 2007, relating to the financial statements of Vista Gold Corp. – Nevada exploration properties for the year ended December 31, 2006, included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, BC, Canada

March 16, 2009